Exhibit 99.2

REAL PROPERTY PURCHASE AND SALE AGREEMENT

THIS REAL PROPERTY PURCHASE AND SALE AGREEMENT (“Agreement”) is made by and between JIMMY SCOTT CHAMBERS, an individual (collectively, the “Seller”) and BAD TOYS, INC., a Florida corporation (“Buyer”).

R E C I T A L S:

A.	On or about , the parties entered into that certain Asset Purchase Agreement, as amended by that certain First Amendment to Asset Purchase Agreement dated effective , , (collectively, the “Asset Purchase Agreement”), which Asset Purchase Agreement provided for this Agreement and set forth the basic terms and conditions desired by the parties, which Asset Purchase Agreement is incorporated herein by reference.

B.	Seller is the owner of certain real property and improvements located in Cheatham County, Tennessee, the legal description of which is attached hereto as Exhibit A.

C.	Seller desires to sell to Buyer and Buyer desires to purchase from Seller such real property and improvements on the terms and conditions hereinafter set forth.

ACCORDINGLY, for and in consideration of the premises and the mutual covenants and agreements set forth herein and in the Asset Purchase Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1 — BASIC PROVISIONS AND DEFINITIONS

1.1 Basic Provisions.

(a) Purchase of Property. On and subject to the terms and conditions of this Agreement, at the Closing (as defined herein), the Buyer agrees to purchase from Seller, and the Seller agrees to sell, transfer, convey, and deliver the Property (as defined herein) to the Buyer for the consideration specified in Section 1.1(b).

(b) Purchase Price. The purchase price for the Buyer’s acquisition of the Property shall be determined in accordance with Article 1.2 of the Asset Purchase Agreement (the “Purchase Price”).

(c) The Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place on or before ten (10) days following the determination of the Purchase Price In accordance with Article 1.2 of the Asset Purchase Agreement (the “Closing Date”). The Closing shall take place at the offices of                     ,                     .

(d) Inspection Period. The Buyer shall have a period commencing on the Effective Date (as defined herein) and terminating on the Closing Date (the “Inspection Period”), within which to perform physical, financial and market feasibility examinations, inspections and studies of the Property, as more specifically set forth in Section 5.4 of this Agreement.

1.2 Definitions. The following capitalized words and terms contained in this Section 1.2 shall have the following respective meanings in this Agreement. The meanings of such words and terms are qualified by their definitions or usage elsewhere in this Agreement.

(a) “Affiliate” means any entity that directly or indirectly controls, or is under common control with, or is controlled by the Seller. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract, or otherwise).

(b) “Agreement” means this instrument, together with all exhibits, addenda, schedules, and proper amendments thereto.

(c) Intentionally Omitted.

(d) “Closing” has the meaning set forth in Section 1.1(c) of this Agreement.

(e) “Closing Date” has the meaning set forth in Section 1.1(c) of this Agreement.

(f) Intentionally Omitted.

(g) “Contracts” has the meaning set forth in Section 5.1(a) of this Agreement.

(h) “Current Funds” means a cashier’s check or wire transfer of current federal funds in accordance with wiring instructions provided by Seller.

(i) “Deed” means the General Warranty Deed to be delivered to Buyer at Closing.

(j) Intentionally Omitted.

(k) “Easements” has the meaning set forth in Section 2.1(c) of this Agreement.

(l) “Effective Date” has the meaning set forth in Section 11.3 of this Agreement.

(m) Intentionally Ommitted.

(n) “Improvements” has the meaning set forth in Section 2.1(b) of this Agreement.

(o) “Inspection Period” has the meaning set forth In Section 1.1(d) of this Agreement.

(p) “Intangible Property” has the meaning set forth in Section 2.1(f) of this Agreement.

(q) “Land” has the meaning set forth in Section 2.1(a) of this Agreement.

(r) “Leases” has the meaning set forth in Section 2.1(g) of this Agreement.

(s) “New Leases” has the meaning set forth in Section 7.3(a) of this Agreement.

(t) “Permitted Exceptions” means those matters, subject to which title to the Property shall be conveyed to Buyer, as set forth in Section 5.3(a) of this Agreement.

(u) “Plans and Permits” has the meaning set forth in Section 5.1(b) of this Agreement.

(v) “Property” means the Real Property, Intangible Property and Leases as specifically described in Section 2.1 of this Agreement.

(w) “Purchase Price” has the meaning set forth in Section 1.1(b) of this Agreement.

(x) “Rights and Appurtenances” has the meaning set forth in Section 2.1(d) of this Agreement.

(y) “Survey” means the boundary survey of the Property to be obtained at Buyer’s option as set forth in Section 5.2(a) of this Agreement.

(z) Intentionally Omitted.

(aa) “Title Commitment” means the title insurance commitment to be issued to Buyer in accordance with Section 5.1(g) of this Agreement.

(bb) “Title Company” means such title insurance company as Buyer may select.

(cc) “Title Defect” or “Title Defects” means any defect, exception, encroachment or other matter disclosed in the Title Commitment and/or Survey to which Buyer objects in accordance with the Section 5.3(a) of this Agreement.

(dd) “Title Policy” means the ALTA form of owner’s title insurance policy to be issued to Buyer in accordance with Section 5.1(g) and 8.3 of this Agreement.

ARTICLE 2 — PURCHASE AND SALE OF PROPERTY

2.1 Description of Property. Subject to the terms and conditions set forth in this Agreement, at the Closing, the Buyer shall acquire from the Seller, all of Seller’s right, title and interest in and to the following described property (collectively the “Property”):

(a) Land. The real property particularly described in Exhibit A attached hereto and incorporated herein by reference (the “Land”).

(b) Improvements. All improvements to and structures in and on the Land (the “Improvements”).

(c) Easements. All easements and similar rights, if any, benefiting the Land or the Improvements (the “Easements”).

(d) Rights and Appurtenances. All rights and appurtenances, if any, pertaining to the Land and Improvements, including any right, title and interest of Seller in and to adjacent streets, alleys or rights-of-way (the “Rights and Appurtenances”).

(The Land, Improvements, Easements and Rights and Appurtenances are herein sometimes collectively referred to as the “Real Property”).

(e) Intentionally Omitted.

(f) Intangible Property. All intangible personal property, if any, pertaining to the Land or the Improvements, or the use thereof, including, without limitation, transferable contracts, plans and specifications, engineering plans and studies, floor plans and landscape plans or any other similar property or rights (the “Intangible Property”).

(g) Leases. Seller’s rights, as landlord, under any leases, written and oral, affecting the Property, together with all tenant security deposits held by Seller (the “Leases”).

ARTICLE 3 — CONSIDERATION

3.1 Payment of Purchase Price. The Purchase Price, subject to adjustments and prorations as provided herein and the Asset Purchase Agreement, shall be paid to Seller at Closing in Current Funds.

ARTICLE 4 — CONDITIONS TO CLOSING

4.1 Conditions. Seller’s obligation to sell the Property to Buyer and Buyer’s obligation to purchase the Property from Seller, are subject to and conditioned upon (i) the other party not being in default under this Agreement; (ii) the satisfaction of all conditions set forth in Article 5 of this Agreement; (iii) the other party not being in default under the Asset Purchase Agreement; and (iv) the delivery by the appropriate party of the items set forth in Section 8.2 on the Closing Date, or the waiver of such conditions in accordance with the terms of this Agreement.

ARTICLE 5 — DELIVERIES AND INSPECTIONS

5.1 Seller’s Obligations. Within five (5) days following the Effective Date, the Seller shall deliver to the Buyer true and correct copies of the following:

(a) Contracts. All contracts, if any, pertaining to the Property (“Contracts”) as of the Effective Date, including, but not limited to, management contracts, service contracts, equipment leases, maintenance contracts, engineering contracts, architect contracts, construction contracts, environmental consultant contracts, coastal engineer contracts, and landscape architect contracts. Those which are oral shall be summarized in writing and include all pertinent terms.

(b) Plans and Permits. All documents, site plans, construction plans, specifications, permits, applications or approvals, whether preliminary or final, in Seller’s possession or control relating to the construction of the Improvements or any contemplated improvements to the Land (“Plans and Permits”).

(c) Leases. All Leases. Those which are oral shall be summarized in writing and include all pertinent terms.

(d) Environmental Reports. All environmental reports in Seller’s possession or control relating to the Property, including without limitation, any environmental site assessment reports or habitat inspection reports (“Environmental Reports”).

(e) Prior Title Policies. All prior owner’s title insurance policies in Seller’s possession or control, together with copies of any documents listed as exceptions thereto (“Prior Title Policies”).

(f) Surveys. All surveys of any nature in Seller’s possession or control relating to the Property (“Prior Surveys”).

(g) Title Commitment. Within ten (10) days prior to Closing, the Buyer shall obtain, at the expense of the Seller, a current ALTA form of title insurance commitment issued by the Title Company, together with legible copies of all instruments listed as conditions or exceptions therein (collectively the “Title Commitment”) for the issuance, after Closing, of the Title Policy (as defined herein). The Title Commitment shall set forth the state of title to the Real Property, together with all exceptions or conditions to such title, including but not limited to all easements, restrictions, rights-of-way, covenants, reservations, conditions and encumbrances, if any, affecting the Real Property which would appear on any owner’s title policy, if issued. The Title Commitment shall contain the express commitment (upon payment of any applicable premium therefor and upon compliance with any applicable preconditions set forth therein) of the Title Company to issue an ALTA form of owner’s policy of title insurance in favor of the Buyer in the full amount of the Purchase Price (the “Title Policy”) insuring such title to the Real Property as is specified in the Title Commitment. Buyer will deliver a copy of the Title Commitment to Seller.

5.2 Buyer’s Obligations.

(a) Survey. Buyer, at Buyer’s expense, prior to the Closing Date, may have the Real Property surveyed and certified by a licensed surveyor (the “Survey”). Buyer will deliver a copy of the Survey to Seller.

5.3 Title and Survey Objections.

(a) Buyer shall have until the Closing Date to review the Title Commitment and Survey. If the Title Commitment or Survey reflect or disclose any defect, exception, encroachment, or other matter affecting the Real Property which Buyer deems objectionable or unacceptable for any reason whatsoever in Buyer’s sole discretion (“Title Defect” or “Title Defects”), then prior to the Closing Date, Buyer shall provide Seller with written notice of its objections. Buyer may not object to the standard printed exceptions contained in the Title Commitment and liens securing indebtedness or obligations of Seller to any third parties, all of which shall be discharged at or prior to Closing at Seller’s sole expense. If Buyer fails to object to any such item by written notice to Seller prior to expiration of the Closing Date, Buyer shall be deemed to have waived and approved such matter. Seller shall, prior to the Closing Date, use its best efforts to remove or satisfy the Title Defects. The standard printed exceptions in the Title Commitment, as well as all matters shown on the Title Commitment and Survey which Buyer approves or is deemed to approve pursuant to this Section 5.3(a), shall collectively constitute “Permitted Exceptions” under this Agreement.

(b) If Seller is unable to satisfy such Title Defects (other than liens which Seller is obligated to clear as aforesaid), Buyer may either (i) waive such Title Defects and close the transaction contemplated hereby with an appropriate reduction in the Purchase Price, or (ii) terminate this Agreement by written notice delivered to Seller and Escrow Agent on or before the Closing Date.

5.3 Inspection Period.

(a) During the Inspection Period, Buyer may inspect the Property and the documents to be provided by Seller pursuant to Section 5.1, and conduct such physical, financial and market feasibility examinations, inspections and studies of the Property as may be desirable to Buyer to determine the feasibility of Buyer’s acquisition of the Property. The Seller agrees to cooperate with the Buyer and provide the Buyer with reasonable access to the Property to, among other things, inspect the Property to determine the condition thereof, verify zoning, and to conduct engineering and structural inspections, environmental audits and inspections, and such other studies, tests, inspections, investigations and examinations thereof as the Buyer may desire. Buyer hereby agrees to defend, indemnify and hold Seller harmless against any claims, costs, damages, or liability arising out of Buyer’s investigation and inspection of the Property, including costs and reasonable attorneys’ fees. Buyer agrees to defend, indemnify and hold Seller harmless from and against all liens on the Property filed by contractors, materialmen, or laborers performing work and tests for Buyer.

(b) If Buyer’s investigation of the Property reveals any fact or condition which is unacceptable to Buyer, in Buyer’s sole discretion, Buyer may elect to terminate this Agreement by sending written notice of such election to the Seller prior to the end of the Inspection Period, in which event the Deposit shall be refunded to Buyer and each party shall be relieved of all further obligations under this Agreement. In the event Buyer does not terminate this Agreement prior to expiration of the Inspection Period as provided herein, Buyer’s inspection of the Property shall be deemed satisfactory to Buyer, and Buyer shall be obligated to proceed to Closing subject to the other terms and conditions set forth in this Agreement.

ARTICLE 6 — REPRESENTATIONS OR WARRANTIES

6.1 Representations and Warranties of Seller. For the purpose of inducing Buyer to enter into this Agreement and to consummate the transaction contemplated hereby pursuant to the terms and conditions hereof, Seller represents and warrants to Buyer, as of the date hereof and, except as otherwise set forth herein, as of the Closing Date, as follows:

(a) There is no pending or, to Seller’s knowledge, threatened condemnation or similar proceeding affecting the Real Property or any portion thereof; nor any pending public improvements in, about, or outside the Real Property which will in any manner affect access to the Real Property; nor any legal action of any kind or character affecting the Real Property which will in any manner affect Buyer upon the consummation hereof;

(b) Seller has received no notice from any governmental authority that its operation of the Property, or any part thereof, is in violation of any applicable laws, ordinances, regulations, statutes, or governmental rules; and, to Seller’s knowledge, the execution and delivery of this Agreement, the consummation of the transaction herein contemplated.

(c) As of the Closing Date, there will be no management, service, supply, security, maintenance, or similar contracts with respect to the Property other than those which Buyer has indicated it wishes to retain;

(d) No portion of the Property is affected by any special assessments, whether or not a lien thereon, which will not be paid in full by Seller prior to Closing, nor does Seller know of any pending or contemplated assessments or similar charges which will affect the Property; and, to Seller’s knowledge, there is no proceeding pending for any increase of the assessed valuation of any portion of the Real Property;

(e) There are no attachments, executions, or assignments for the benefit of creditors, or voluntary proceedings in bankruptcy or under any other debtor relief contemplated by or pending or threatened by or against Seller or otherwise affecting the Property;

(f) No portion of the Real Property is located in any flood plain or special flood hazard area as designated by any governmental agency;

(g) From the date hereof until the Closing Date, Seller will not amend, modify or extend any of the Leases in any respect, and will not enter into additional leases, occupancy agreements or other agreements with respect to the Property, or any portion thereof, without the prior written consent of the Buyer;

(h) All debts, liabilities, and obligations of Seller arising out of the planning, construction, ownership, and operation of the Property, including but not limited to,

engineering fees, architect fees, consultant fees, construction costs, salaries, taxes, accounts payable, and the like have been paid as they became due and payable and will continue to be so paid from the date hereof until the Closing Date. No debts, liabilities, claims, or obligations (whether known or unknown, accrued, absolute, contingent, or otherwise) will be outstanding as of the Closing Date except as permitted hereunder;

(i) There are no legal actions or proceedings pending or threatened against the Seller in the courts of the county in which the Property is located, or in any other courts, quasi-judicial or administrative body or regulatory agency which have or, if adversely determined, would have an adverse effect upon the Seller or the Property.

(j) The Seller has received no notice of any building, fire or zoning violations or violations of any applicable laws, regulations, codes, ordinances and orders of public authorities having jurisdiction with regard to the Property, and that no such violations exist as of the Effective Date.

(k) All Improvements (including all streets, curbs, sidewalks, sewers, and other utilities) have been completed and installed in accordance with applicable building codes, zoning ordinances and the plans and specifications used in connection with the construction of the Improvements, all of which were approved by the various governmental authorities having jurisdiction over the Property;

(l) There is no condition existing on the Real Property which would cause Buyer or the Real Property to be in violation of, or otherwise subject to citation, fine or penalty as a result of, any environmental quality, hazardous materials or hazardous waste, wetlands protection, or any other environmental protection or land use control law, order, or rule of any federal, state, or local governmental authority; and

(m) There are no hazardous substances as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”), 42 USC §9601(14), pollutants or contaminants as defined in CERCLA, 43 USC §9604(A)(2), or hazardous wastes as defined in the Resource Conservation and Recovery Act (“RCRA”), 42 USC §6903(5), or other similar applicable federal or state laws and regulations, including, but no limited to, asbestos, PCBs and urea formaldehyde which have been generated, released, stored or deposited over, beneath or on the Real Property from any source whatsoever by Seller, its predecessors in interest in the Real Property or any other person.

6.2 Survival of Representations of Seller. The representations and warranties set forth in Section 6.1 hereof shall be true and correct on and as of the Closing Date with the same force and effect as if made at that time and shall survive the Closing.

ARTICLE 7 — INTENTIONALLY OMITTED

ARTICLE 8 — CLOSING

8.1 Date and Place of Closing. Subject to the satisfaction or waiver of all conditions to either party’s obligation to consummate the purchase and sale of the Property, the Closing shall take place on the Closing Date at the place specified in Section 1.1(c) of this Agreement.

8.2 Items to be Delivered at Closing.

(a) By Seller. At or prior to Closing, Seller shall deliver to Buyer each of the following items:

(i) The Deed, suitable for recording, conveying fee simple, marketable title in the Real Property to Buyer, subject only to the Permitted Exceptions;

(ii) A marked-up version of the Title Commitment indicating the final title exceptions to be included in the Title Policy upon its delivery after Closing;

(iii) Evidence of Seller’s authority to consummate this transaction;

(iv) Any reasonable and customary certificates and affidavits that may be required in the normal course by Title Company, in form and substance satisfactory to the Title Company, duly executed by Seller;

(v) A Non-foreign Certification of Entity Transferor from Seller or other evidence satisfying the requirements of Section 1445 of the Internal Revenue Code;

(vi) Bill of Sale and Assignment executed by Seller conveying and assigning to Buyer the Intangible Property;

(b) By Buyer. At or prior to Closing, Buyer shall deliver to Seller each of the following items:

(i)	The Purchase Price in Current Funds, subject to adjustments and prorations provided herein, in accordance with Section 3.1;

(ii)	Evidence of Buyer’s authority to consummate this transaction; and

(iii)	Any customary certificates and affidavits that may be required in the normal course by the Title Company, in form and substance satisfactory to the Title Company duly executed by Buyer.

8.3 Title Policy. Within thirty (30) days after the Closing occurs and all documents delivered at the Closing that are intended to be recorded are so recorded, Buyer shall, at Seller’s expense, cause the Title Company to deliver the Title Policy to Buyer, subject only to the Permitted Exceptions. The Title Policy shall be in the amount of the Purchase Price and shall insure fee simple, marketable title to the Property in Buyer. Any required special endorsements to the Title Policy shall be at Buyer’s sole cost and expense. The provisions of this Section 8.3 shall survive the Closing.

ARTICLE 9 — CLOSING COSTS AND PRORATIONS

9.1 Closing Costs. Seller and Buyer shall each pay their respective attorneys’ fees (except as provided in Section 11.13 of this Agreement). Buyer shall pay for the Survey obtained by Buyer and all costs associated with the inspection and investigation of the Property. Any fees and costs incurred as a result of any financing of the Purchase Price or mortgage of the Property by Buyer shall be paid by Buyer. Seller shall pay all recording fees and documentary stamps or similar taxes charged on all documents required to be recorded in connection with the conveyance of the Property to Buyer, except for any such fees and charges incurred as a result of any financing of the Purchase Price or mortgage of the Property by Buyer. Seller shall also pay for the costs for the Title Commitment and the Title Policy; provided, however, Buyer shall be solely responsible for all costs and expenses for any title insurance policy requested by Buyer insuring the interest of any lender of Buyer in connection with the Property, and for any endorsements to the title policy(s) requested by Buyer or any lender of Buyer.

9.2 Prorations.

(a) All rents, income and operating expenses with respect to the Property for the month in which the Closing occurs, and real estate and personal property taxes and other assessments with respect to the Property for the year in which the Closing occurs, shall be prorated to the date Seller receives the Purchase Price in Current Funds.

(b) If the Closing shall occur before the tax rate or the assessed valuation of the Property is fixed for the then current year, the apportionment of taxes shall be upon the basis of the tax rate for the preceding year applied to the latest assessed valuation. If the Property is not assessed as a separate parcel for tax or assessment purposes, then such taxes and assessments attributable to the Property shall be determined by Buyer in its reasonable discretion. If, as of the Closing, the Property is not being treated as a separate tax parcel, then within thirty (30) days after the Closing, Buyer shall, at its sole cost and expense, have the Property assessed separately for tax and assessment purposes. All prorations of taxes and assessments shall be subsequently adjusted following the receipt of the tax or other bill therefor at the request of either party.

(c) All other operating expenses (including expenses under any Contracts assumed by Buyer) with respect to the Property shall be prorated upon the basis of an agreed upon estimate of such operating expenses for such month.

ARTICLE 10 – FAILURE OF PERFORMANCE AND REMEDIES

10.1 Seller’s Default: Buyer’s Remedies. If, after written demand, Seller fails to consummate this Agreement in accordance with its terms or the terms of the Asset Purchase Agreement (other than by reason of (i) Buyer’s breach of any of its representations or warranties contained in this Agreement; (ii) Buyer’s continuing default of any of its covenants hereunder after ten (10) days prior written notice of such default; (iii) a failure of any condition to Seller’s obligation to sell the Property to be satisfied; (iv) a termination of this Agreement by Seller or Buyer pursuant to a right to do so expressly provided for in this Agreement, except by reason of a default by Seller; or (v) failure by Buyer to deliver the items required under Section 8.2(b)), Buyer may terminate this Agreement by written notice to Seller and Buyer may recover from Seller, all of Buyer’s damages, including attorneys’ fees and costs.

Notwithstanding the foregoing, if Seller fails to consummate this Agreement in accordance with its terms as provided in the preceding paragraph, Buyer may elect, in lieu of terminating this Agreement and recovering damages from Seller, to seek the specific performance of this Agreement.

In the event of Seller’s default after Closing in any of its covenants in this Agreement which survive Closing or under any documents delivered at Closing, and such default continues for more than thirty (30) days after written notice of such default from Buyer, Buyer shall be entitled to pursue any remedies available at law or in equity including, but not limited to, a suit for damages from Seller or a suit to enforce specific performance of this Agreement against Seller (including attorneys’ fees and costs incurred by Buyer in connection with any such suit).

10.2 Buyer’s Default: Seller’s Remedies. If, after written demand, Buyer fails to consummate this Agreement in accordance with its terms or the terms of the Asset Purchase Agreement (other than by reason of (i) Seller’s breach of any of its representations or warranties contained in this Agreement; (ii) Seller’s continuing default of any of its covenants after ten (10) days prior written notice of such default; (iii) a failure of any condition to Buyer’s obligation to purchase the Property to be satisfied; (iv) a termination of this Agreement by Seller or Buyer pursuant to a right to do so expressly provided for in this Agreement, except by reason of a default by Buyer; or (v) failure by Seller to deliver the items required under Section 8.2(a)), Seller may, as Seller’s sole and exclusive remedy, terminate this Agreement by written notice to Buyer and Escrow Agent. Notwithstanding anything to the contrary contained or implied elsewhere herein, in the event of Buyer’s continuing default after Closing in any of its covenants in this Agreement which survive Closing or any documents delivered by Buyer at Closing, and such default continues for more than thirty (30) days after written notice of such default from Seller, Seller shall be entitled to pursue any remedies available at law or in equity including, but not limited to, a suit for damages from Buyer or a suit to enforce specific performance of this Agreement against Buyer (including attorneys’ fees and costs incurred by Seller in connection with any such suit). The remedies in this Section 10.2 are the sole and exclusive remedies of the Seller.

ARTICLE 11 — MISCELLANEOUS PROVISIONS

11.1 Brokers. The parties represent to each other that they have not authorized any broker or finder to act their behalf in connection with the sale and purchase hereunder and that they have not dealt with any broker or finder purporting to act on behalf of any other party. The parties agrees to indemnify and hold each other harmless from and against any and all claims, losses, damages, costs or expenses of any kind or character arising out of or resulting from any agreement, arrangement or understanding alleged to have been made by their behalf with any broker or finder in connection with this Agreement or the transaction contemplated hereby.

11.2 Risk of Loss. Seller shall promptly notify Buyer of any fire or other casualty affecting the Property or of any actual or threatened taking or condemnation of all or any portion of the Property.

a. If before the Closing, there occurs (i) damage to the Property caused by fire or other casualty that would cost $10,000.00 or more to repair; or (ii) the taking or condemnation of all or a portion of the Real Property that would materially interfere with the present use of the Property; then, Buyer may terminate this Agreement by giving written notice to the Seller within ten (10) days after Buyer has received written notice from the Seller of that event. If Buyer fails to timely terminate this Agreement, then the Closing shall take place as provided herein and there shall be assigned to Buyer at the Closing all interest of Seller in and to any insurance proceeds or condemnation awards payable to Seller on account of that event, less any deductible and any sums that Seller incurs before the Closing to repair any of the damage.

b. If before the Closing, there occurs (i) damage to the Property caused by fire or other casualty that would cost less than $10,000.00 to repair; or (ii) the taking or condemnation of a portion of the Real Property that would not materially interfere with the present use of the Property, then Buyer may not terminate this Agreement and there shall be assigned to Buyer at the Closing all interest of Seller in and to insurance proceeds or condemnation awards payable to Seller on account of that event, less any deductible and any sums that Seller incurs before the Closing to repair any of the damage.

The provisions of this Section 11.2 shall survive Closing.

11.3 Effective Date. The date of this Agreement for purposes of measuring performance hereunder shall be regarded as the date on which the last one of the Seller and the Buyer has executed this Agreement as determined by the date beside each signature on the signature page hereof (the “Effective Date”).

11.4 Notices. Any notice, approval, waiver, objection or other communication required or permitted to be given hereunder or given in regard to this Agreement by one party to the other shall be in writing and the same shall be given and be deemed to have been delivered, served and given (a) if delivered in person or via courier, when received by the person to whom notice is given, (b) if mailed (except where actual receipt is specified in this Agreement) three (3) days after deposit in the United States mail, postage prepaid, by certified mail, return receipt requested, addressed to the party at the address specified below, or (c) if given by facsimile, when such facsimile is transmitted to the facsimile number specified below and confirmation is received. Any notice received after 5:00 p.m., local time, shall be deemed to have been given on the following business day. Any party may change its address for notices by notice theretofore given in accordance with this Section 11.4, which shall be deemed effective only when actually received by the other party. All notices shall be addressed as follows:

Buyer:

Mr. Larry N. Lunan, President

Bad Toys, Inc.

2344 Woodridge Avenue

Kingsport, Tennessee 37664

Fax No. (423) 247-7629

E-Mail Address: larrynlunan@chartertn.net

with a copy to:

Mindy L. Carreja, Esq.

Bush Ross Gardner Warren & Rudy, P.A.

220 S. Franklin St.

Tampa, Florida 33602

Fax No. (813) 223-9620

E-Mail Address: mcarreja@bushross.com

Seller:

Mr. Jimmy Scott Chambers, President

Chambers Automotive, Inc.

260 Ren-Mar Drive

Pleasant View, Tennessee 37146

Fax No. (615) 746-0103

E-Mail: kcham2120@aol.com

11.5 Entire Agreement. Other than the Asset Purchase Agreement, this Agreement and the Exhibits attached hereto constitute the entire agreement between Seller and Buyer with respect to the purchase of the Property, and there are no other covenants, agreements, promises, terms, provisions, conditions, undertakings, or understandings, either oral or written, between them concerning the Property. No subsequent alteration, amendment, change, deletion or addition to this Agreement shall be binding upon Seller or Buyer unless in writing and signed by both Seller and Buyer.

11.6 Headings. The headings, captions, numbering system, etc. are inserted only as a matter of convenience and may under no circumstances be considered in interpreting the provisions of this Agreement.

11.7 Binding Effect. All of the provisions of this Agreement are hereby made binding upon the personal representatives, heirs, successors and permitted assigns of both parties hereto. Where required for proper interpretation, words in the singular shall include the plural; the masculine gender shall include the neuter and the feminine, and vice versa. The terms “heirs, executors, administrators and assigns” shall include “successors, legal representatives and assigns.”

11.8 Time of Essence. Time is of the essence in each and every provision of this Agreement.

11.9 Assignment. Buyer shall have the right to assign this Agreement, in whole or in part, to any other person or entity on such terms as Buyer may deem appropriate.

11.10 Unenforceable or Inapplicable Provisions. If any provision hereof is for any reason unenforceable or inapplicable, the other provisions hereof will remain in full force and effect in the same manner as if such unenforceable or inapplicable provision had never been contained herein, unless such unenforceable provision materially affects any material covenants set forth herein.

11.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which will for all purposes be deemed to be an original, and all of which are identical. A facsimile copy of this Agreement and any signatures thereon shall be considered for all purposes as originals.

11.12 Applicable Law. This Agreement shall be construed under and in accordance with the internal laws of the state where the Property is located.

11.13 Attorneys’ Fees. In the event any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any provision of this Agreement, the successful or prevailing party or parties shall be entitled to recover, and the court is specifically empowered to award, reasonable attorneys’ fees, sales and use taxes, court costs and all expenses even if not taxable as court costs (including, without limitation, all such fees, taxes, costs and expenses incident to appellate, bankruptcy and postjudgment proceedings), incurred in that action or proceeding, in addition to any other relief to which such party or parties may be entitled. Attorneys’ fees shall include, without limitation, paralegal fees, investigative fees, administrative costs, sales and use taxes and all other charges billed by the attorney to the prevailing party.

11.14 Authority. Each person executing this Agreement, by his execution hereof, represents and warrants that he or she is fully authorized to do so; however, the parties will cooperate in providing appropriate proof to the other party of the authority of the signing person to bind the party.

11.15 Further Assurances. In addition to the acts and deeds recited herein and contemplated to be performed at the Closing, Seller and Buyer agree to perform such other acts, and to execute and deliver such other instruments and documents as either Seller or Buyer, or their respective counsel, may reasonably require in order to effect the intents and purposes of this Agreement. Further, Seller and Buyer each agree to deliver to the Title Company such affidavits and other documents as may reasonably be necessary or required to enable the Title Company to issue the Title Policy as contemplated in this Agreement.

11.16 Time Periods. Unless otherwise expressly provided herein, all periods for delivery or review and the like shall be determined on a “calendar” day basis. If any date for performance, approval, delivery or Closing falls on a Saturday, Sunday or legal federal holiday, the time therefor shall be extended to the next business day.

11.17 Interpretation. The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that the rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or in any amendments or exhibits thereto.

11.18 Provisions to Survive Closing. Any and all of the provisions of this Agreement which require or provide for the performance or liability of either party hereto following the Closing shall survive the Closing and the delivery of the Deed to Buyer.

11.19 Radon. Radon is a naturally occurring radioactive gas, that when it has accumulated in a building in sufficient quantities, it may present health risk to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in the state in which the Property is located. Additional information regarding radon and radon testing may be obtained from your county public health unit.

11.20 Escrow Agent. Seller and Buyer further agree to indemnify, defend, and save Escrow Agent harmless from and against any claims, damages, losses, costs or expenses incurred by either of them (including reasonable attorneys’ fees, paralegal and paraprofessional charges and costs) arising from the performance of its duties hereunder, except for such claims, damages, losses, costs or expenses as are incurred by Escrow Agent through its own acts of gross negligence or willful and intentional misconduct. This indemnification shall survive the Closing and any termination of this Agreement. Escrow Agent shall have no liability with regard to any duty under this Agreement nor be responsible for loss of any monies held by it except in the event of gross negligence or willful and intentional misconduct on the part of Escrow Agent.

11.21 WAIVER OF JURY TRIAL. EACH OF THE UNDERSIGNED HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES THE RIGHT WHICH ANY OF THE UNDERSIGNED MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION BETWEEN ANY OF THE PARTIES HERETO, INCLUDING, BUT NOT LIMITED TO, WITH RESPECT TO ANY AND ALL CAUSE OR CAUSES OF ACTION, DEFENSES, COUNTERCLAIMS, CROSS-CLAIMS, THIRD PARTY CLAIMS, AND INTERVENOR’S CLAIMS, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT, EQUITY OR OTHERWISE, REGARDLESS OF THE CAUSE OR CAUSES OF ACTION, DEFENSES OR COUNTERCLAIMS ALLEGED OR THE RELIEF SOUGHT BY ANY PARTY, AND REGARDLESS OF WHETHER SUCH CAUSES OF ACTION, DEFENSES OR COUNTERCLAIMS ALLEGED OR THE RELIEF SOUGHT BY ANY PARTY, AND REGARDLESS OF WHETHER SUCH CAUSES OF ACTION, DEFENSES OR COUNTERCLAIMS ARE BASED ON, OR ARISE OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ITS SUBJECT MATTER, OUT OF ANY ALLEGED CONDUCT OR COURSE OF CONDUCT, DEALING OR COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR OTHERWISE. ANY PARTY HERETO MAY FILE A COPY OF THIS AGREEMENT WITH ANY COURT AS CONCLUSIVE EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF ANY RIGHT THEY MAY HAVE TO TRIAL BY JURY.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and sealed pursuant to authority duly given as of the Effective Date.

SELLER:

Witnesses:

Sign:		/s/ JIMMY SCOTT CHAMBERS
Print:		JIMMY SCOTT CHAMBERS

Sign:		Executed on:
Print:

BUYER:

Witnesses:		BAD TOYS, INC., a Nevada corporation

Sign:
Print:

Sign:	By:	/s/ Larry N. Lunan,
Print:		Larry N. Lunan, President

Executed on:

309491.3

Schedule of Exhibits to Agreement:

Exhibit A - Legal Description of Real Property

EXHIBIT A